Exhibit 15

May 7, 2020

To the Board of Directors and Shareholders of Avista Corporation
1411 East Mission Ave
Spokane, Washington 99202
We are aware that our report dated May 7, 2020, on our review of interim financial information of Avista Corporation and subsidiaries appearing in this Quarterly report on Form 10-Q for the quarter ended March 31, 2020, is incorporated by reference in Registration Statement Nos. 333-33790, 333-126577, 333-179042 and 333-208986 on Form S-8 and in Registration Statement No. 333-231431 on Form S-3.
/s/ Deloitte & Touche LLP

Seattle, Washington